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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2002


                        CROWN CASTLE INTERNATIONAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                      0-24737                 76-0470458
      (STATE OR OTHER           (COMMISSION FILE NUMBER)       (IRS EMPLOYER
JURISDICTION OF INCORPORATION)                            IDENTIFICATION NUMBER)


                                510 BERING DRIVE
                                   SUITE 500
                               HOUSTON, TX 77057
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 570-3000



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THIS DOCUMENT INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. OTHER THAN STATEMENTS OF HISTORICAL FACT, ALL STATEMENTS REGARDING INDUSTRY PROSPECTS, THE CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THIS DOCUMENT AND THE COMPANY'S EXPECTATIONS REGARDING THE FUTURE PERFORMANCE OF ITS BUSINESSES AND ITS FINANCIAL POSITION ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES.

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Item 5. Other Events

On March 1, 2002, Crown Castle International Corp. (the "Company") announced that it plans to record a non-recurring restructuring charge estimated to be between approximately $7 million to $13 million with respect to redundancies and the disposition of certain service lines in connection with its United Kingdom operations. The charge is expected to be reflected in the Company's results of operations for the first quarter 2002. The announcement was made during the Company's conference call relating to fourth quarter and year-end 2001 results. An audio archive of the conference call will be available on the Company's website at www.crowncastle.com and will be accessible for approximately 90 days.

Item 9. Regulation FD Disclosure

On February 28, 2002, the Company issued a press release disclosing its financial results for fourth quarter and year-end 2001. Included in the press release, the Company reissued its previously provided guidance through 2004 with certain reductions to expected capital expenditures. As revised, the following table sets forth the Company's current 2002 to 2004 guidance (dollars in millions):

                                                                              2002         2003          2004
                                                                           ----------   ----------   -----------
Site Rental and Broadcast Transmission Revenue                             $685 - 710   $810 - 840   $950 - 1000
Tower Gross Profit**                                                        405 - 450    510 - 560     620 - 690
Service Gross Profit**                                                        50 - 60      60 - 70       65 - 75
Total G&A                                                                     79 - 88      83 - 92       88 - 97
EBITDA                                                                      385 - 415    480 - 530     595 - 655
Capital Expenditures***                                                     475 - 575    275 - 375     250 - 350
Interest Expense                                                            280 - 310    280 - 315     330 - 370
Cash Interest Expense                                                       180 - 200    195 - 220     295 - 325
US tower builds                                                             450 - 550    450 - 550     450 - 550
UK tower builds                                                             450 - 550    450 - 550     350 - 450

**   Gross Profit is defined as Net Revenue less Cost of Operations
***  2002 Capital Expenditures includes the $142 million payment to BT


                          FORWARD-LOOKING STATEMENTS

This document, including exhibits attached hereto contains numerous forward-looking statements, based on management's current beliefs and assumptions. The forward-looking statements involve expectations, projections and estimates regarding the wireless industry or Crown Castle International Corp. (including its subsidiaries), including expectations, projections and estimates regarding:
(i) revenues (including site rental and broadcast transmission revenue), (ii) tower gross profit, (iii) service gross profit, (iv) general and administrative expenses, (v) EBITDA, (vi) capital expenditures, (vii) interest expense (including cash interest expense), and (viii) towers to be built.

Such forward-looking statements are subject to numerous risks, uncertainties and assumptions, including (i) those relating to the matters described above, (ii) those included in the Company's filings with the Securities and Exchange Commission, and (iii) the following:

.. Demand for towers and wireless communication sites may be lower or slower than anticipated for numerous reasons, including reduced carrier expansion, carrier consolidation, network sharing, technology development, or RF health concerns

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..  Demand for wireless communications may be lower or slower than anticipated for numerous reasons, including slow customer adoption rates of 2.5/3G and other technologies

.. Our strategy may be more difficult to implement than anticipated due to financial or other reasons, including our significant amount of indebtedness, or reduced cash flow as a result of reduced revenues or increased operating costs, interest rates or capital expenditures

Should one or more of these risks materialize, or should any underlying assumption prove incorrect, actual results may vary materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CROWN CASTLE INTERNATIONAL CORP.

                                by  /s/ E. Blake Hawk
                                    -----------------------------------------
                                    Name:  E. Blake Hawk
                                    Title: Executive Vice President

Date: March 11, 2002

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